EXHIBIT  23.3


                          INDEPENDENT AUDITORS' CONSENT




We hereby consent to the use in the Registration Statement of Ableauctions.com, Inc. on Form S-1 of our Auditors' Report, dated March 21, 2002, relating to the consolidated balance sheet of Ableauctions.com, Inc. as at December 31, 2001, and the consolidated statements of operations, comprehensive loss, cash flows and changes in stockholders' equity for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver,  Canada                                "Morgan  &  Company"

June  26,  2002                                   Chartered  Accountants